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                                                              Exhibit 10(iii)(g)

          1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN

ARTICLE I--PURPOSE OF THE PLAN

     The purpose of the Mobil Incentive Compensation and Stock Ownership Plan is to promote the creation of shareholder value by encouraging, recognizing and rewarding sustained outstanding corporate, division, business unit and individual performance by key Employees of Mobil Corporation and Affiliated Corporations who are largely responsible for the management, growth and protection of the business. The Plan in addition provides part of a competitive total compensation package to attract and retain key Employees.

     The components of the Plan include the Short-Term Incentive Program, the Long-Term Incentive Program and the Stock Ownership Program. The purpose of the Short-Term Incentive Program is to base a portion of key Employees' total annual compensation on the performance of the Corporation compared to the performance of other companies selected by the Committee, with the intention that the key Employees will receive total compensation that is above the average for comparable positions paid by such other companies when the Corporation's comparative performance is above average; total compensation that is equal to the average for comparable positions paid by these companies when the Corporation's comparative performance is average; and total compensation that is below the average for comparable positions when the Corporation's comparative performance is below average. The Long-Term Incentive Program provides rewards, based on the performance of the Corporation over a longer term, to those key Employees who have the potential to contribute significantly to the long-term growth and success of the Corporation. These awards are denominated in hypothetical stock or in the form of Restricted Stock, which serves to align the interests of these key Employees with the interests of shareholders. The purpose of the Stock Ownership Program is to provide long-term incentive, designed to encourage Stock ownership by key Employees, thereby directly aligning their financial interests with those of shareholders. Key Employees receive Stock Options, which provide them an opportunity to increase their ownership of Stock, and the Committee is expected to develop guidelines to encourage key Employees to take advantage of the program to acquire and hold Stock.

ARTICLE II--DEFINITIONS

     "Adjusted Net Income" with respect to any fiscal year of the Corporation means the amount reported as net income in the Income Statement for such year, adjusted to exclude any of the following items:

     (a) extraordinary items (as described in Accounting Principles Board Opinion No. 30);

     (b) gains or losses on the disposition of discontinued operations of a segment of the business; and

     (c) the cumulative effect of changes in accounting principles.

     "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

     "Allotment" means a number of Stock Equivalents granted pursuant to Section 5.3(a).

     "Allotment Supplement" means a number of Stock Equivalents credited with respect to an Allotment pursuant to Section 5.3(b).

     "Authorized Share Pool" for any calendar year during any part of which this Plan is in effect means nine tenths of one percent (0.9%) of the total issued and outstanding shares of Stock as of December 31 of the preceding year, cumulative from the effective date of the Plan, subject to adjustment pursuant to Article IX.

     "Award" means a Short-Term Incentive Award or a Long-Term Incentive Award granted under Article V or an Option granted under Article VI. Awards granted that are to be paid upon full satisfaction of any applicable conditions are provisional Awards and are forfeitable until such conditions are satisfied. An Award is non-forfeitable if the only condition to its payment is passage of time.

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     "Award Date" means the date an Award is granted.

     "Board" means the Board of Directors of the Corporation.

     "Chief Executive Officer" means the Employee of the Corporation acting in such capacity.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision and any regulation or ruling promulgated thereunder.

     "Committee" means the Management Compensation and Organization Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

     "Corporation" means Mobil Corporation, a Delaware corporation, or its successor.

     "Dividend Equivalent" means, in respect of one Stock Equivalent, an amount equal to the amount of the dividend that would be payable on any Dividend Payment Date with respect to one share of Stock.

     "Dividend Payment Date" means a date on which dividends are paid with respect to Stock.

     "Employee" means any person who is a regular full time employee of the Corporation or an Affiliated Corporation, including such employees who are officers or directors of the Corporation. In the discretion of the Committee, the term may include persons who at the request of the Corporation or any Affiliated Corporation accept employment with any company in which the Corporation directly or indirectly has a substantial interest.

     "Fair Market Value" of Stock is the mean between the highest and lowest quoted selling price of Stock on the New York Stock Exchange or, in the discretion of the Committee, as reported by a recognized central market reporting system on the date an Award is granted or on any other date the value of Stock is to be determined, provided that (i) if no sales of Stock shall have been so made on such Exchange or so reported by such central market reporting system on such date, or (ii) if in the opinion of the Committee insufficient sales shall have been made on such date to constitute a representative market, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest representative trading dates before and after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the trading dates and the valuation date.

     "Incentive Award" means a Short-Term Incentive Award or a Long-Term Incentive Award.

     "Income Statement" with respect to any fiscal year of the Corporation means the consolidated statement of income and the accompanying notes to financial statements for such year included in the Corporation's annual report to shareholders.

     "Long-Term Incentive Award" means an Award granted pursuant to Section 5.3.

     "Named Executive Officer" means an Employee described in Section 162(m)(3) of the Code for the year an Incentive Award is granted.

     "Non-Qualified Option" means an Option granted under Article VI which is not a Qualified Option.

     "Option" means an Award granted under Article VI in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Committee may establish.

     "Performance Cycle" means any period, beginning not earlier than January 1, 1995, of four successive calendar years.

     "Performance Measure" means such measure or indicator of the performance of the Corporation, an Affiliated Corporation, any division, department or identifiable segment thereof, or of any individual recipient of an Award as may be set forth herein or established from time to time by the Committee.

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     "Plan" means this 1995 Mobil Incentive Compensation and Stock Ownership
Plan.

     "Prior Plan" means the 1991 Mobil Incentive Compensation and Stock Option Plan.

     "Qualified Option" means an option granted under Article VI which is designated by the Committee as a Qualified Option and for which the Code provides for either or both deferral of taxation on exercise or a lower effective rate of tax on recognition of gain than would be available in respect of a Non-Qualified Option.

     "Restricted Stock" means Stock which bears such restrictive endorsements as the Committee, in its discretion, shall deem appropriate and necessary to carry out the purpose of this Plan.

     "Short-Term Incentive Award" means an Award granted pursuant to Section
5.2.

     "Special Item" with respect to any fiscal year of the Corporation means each item in excess of $10 million after tax that is reflected in the Corporation's Adjusted Net Income for such year and is recorded in accordance with generally accepted accounting principles in one of the following categories:

       (a) Gains or losses on asset sales or dispositions;

       (b) Asset write downs;

       (c) Litigation or claim judgments or settlements;

       (d) Accruals for environmental obligations;

       (e) Effect of changes in tax law or rate on deferred tax liabilities;

       (f) Accruals for restructuring programs; and

       (g) Catastrophic property losses.

     "Stock" means the publicly traded common stock of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article IX.

     "Stock Equivalent" means a hypothetical share of Stock credited to an Employee having a value at any time equal to the Fair Market Value of an actual share of Stock at that time. Stock Equivalents may be recorded in full shares only or in full and fractional shares pursuant to such rules as the Committee shall prescribe.

ARTICLE III--ADMINISTRATION OF THE PLAN

3.1 COMPOSITION OF COMMITTEE

     This Plan shall be administered by the Committee which shall be composed of not less than four members of the Board as may be designated by the Board; provided that the Committee shall not include any individual who (a) is an officer or employee of the Corporation or any Affiliated Corporation; (b) is a former officer of the Corporation or any Affiliated Corporation; (c) is a former employee of the Corporation or any Affiliated Corporation who receives compensation for prior service (other than benefits under a tax-qualified retirement plan) during the taxable year in which such individual serves on the Committee; (d) is not an outside director as defined under Section 162(m) of the Code; or (e) has been eligible to receive Awards under this Plan or the Prior Plan at any time within the 12-month period immediately prior to service as a member of the Committee; provided that the restrictions set out in clause (d) shall not apply prior to the annual meeting of shareholders of the Corporation in 1996 (or such later date as may be permitted under Section 162(m) of the Code). The Board may designate alternate members of the Committee from eligible Board members to act in the place and stead of any absent member of the Committee.

3.2 QUORUM

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members in the absence of a meeting, shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all

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persons participating in the meeting can hear and speak to each other.
Participation by such means shall constitute presence in person at such meeting.

3.3 POWERS

     The Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

          (a) The power to grant Awards conditionally or unconditionally, subject to any applicable limitations in this Plan,

          (b) The power to establish Performance Measures upon which Awards shall be based; provided that any changes to the Performance Measures applicable to Named Executive Officers set forth in Article V shall be subject to approval by a separate vote of the shareholders of the Corporation,

          (c) The power to make the certification referred to in Section 3.4(b),

          (d) The power to reduce the amount of any Award (other than an Award that has become non-forfeitable),

          (e) The power to determine whether Incentive Awards shall be expressed in United States currency, shares of Stock, Restricted Stock, or any combination thereof,

          (f) The power to prescribe the form or forms of the instruments evidencing Awards granted under this Plan,

          (g) The power to pay and to defer payment of Incentive Awards which have become non-forfeitable,

          (h) The power to direct the Corporation to make the conversions, accruals and payments provided for by the Plan,

          (i) The power to interpret the Plan and to make any determination of fact incident to the operation of the Plan,

          (j) The power to provide regulations for the operation of the various features of the Plan, and otherwise to prescribe regulations for the interpretation, management and administration of the Plan,

          (k) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Committee may establish,

          (l) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

          (m) The power to engage the services of persons, companies, or organizations, including but not limited to banks, insurance companies, brokerage firms, and consultants, in furtherance of the Plan's purpose.

3.4 CERTIFICATION

     No Short-Term Incentive Award or Long-Term Incentive Award will be paid to a Named Executive Officer unless the Committee has certified in writing (which writing may include approved minutes of a meeting of the Committee) that the Adjusted Net Income and Special Items, or the average of the Adjusted Net Income amounts for the years included in a Performance Cycle, as the case may be, was equal to or in excess of the amount required for the granting of such Award hereunder.

3.5 COMMUNICATION OF AWARDS

     The Committee shall timely communicate in writing to each Employee to whom an Award is granted in accordance with this Plan a description of such Award, including the terms and any conditions of its payment.

3.6 ACCOUNTS

     (a) For the purpose of accounting for provisional Awards and non-forfeitable Awards deferred as to payment, the Corporation shall establish bookkeeping accounts bearing the name of each Employee receiving such Awards. Except as provided below, each account shall be unfunded, and shall not be a trust for the benefit of the Employee; the existence of such accounts shall not give any Employee any rights superior to those of unsecured general creditors of the Corporation.

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     (b) With respect to non-forfeitable Awards, payment of which is deferred, the Committee may, in its discretion, direct the Corporation:

       (i) To pay an amount equal to such Award to a trustee or fiduciary in trust for the benefit of one or more Employees, as the Committee may designate, with instructions to provide for the investment thereof during any period of deferment; or

       (ii) To allocate an amount equal to such Award to an investment manager (who may, but need not, be an Employee of the Corporation or an Affiliated Corporation) with instructions to provide for the investment thereof during the period of deferment either in the discretion of such manager or one or more designated investment advisors.

ARTICLE IV--ELIGIBILITY

4.1 ELIGIBLE EMPLOYEES

     Awards will be granted only to key Employees described in Article I, selected or determined by (or pursuant to delegation of authority from) the Committee in its sole discretion. An Incentive Award may be granted within a reasonable period after an employee's termination of service and such Incentive Award shall be deemed granted to an Employee. Neither the members of the Committee nor any member of the Board who is not an Employee shall be eligible to receive an Award. In lieu of determining individual Employees to whom Awards may be granted and the amounts of such Awards, the Committee may in its discretion from time to time authorize such determinations with respect to Employees other than Named Executive Officers to be made by the Chief Executive Officer or by senior management of the divisions, departments or other identifiable segments of the Corporation or of Affiliated Corporations or their divisions, departments or other identifiable segments, provided that such determinations shall be made in accordance with such rules, regulations and guidance as the Committee shall prescribe. Named Executive Officers, other Officers of the Corporation, Directors who are Employees and other Employees to whom the Committee delegates final authority to determine Awards under the Plan are eligible only for Awards granted directly by the Committee.

4.2 RELEVANT FACTORS

     In selecting individual Employees to whom Awards shall be granted at any time, as well as in determining the amount, type, terms and conditions of any Award, the Committee (or as authorized, its representative) shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in
Article I. No Employee shall be eligible for the grant of any Option under the Plan if at the time of grant the Employee, directly or indirectly, owns Stock possessing more than 5% of the combined voting power of all classes of Stock of the Corporation and its Affiliated Corporations. No Named Executive Officer shall be eligible for the grant of any Award that would cause the applicable amounts in Articles V or VI to be exceeded.

ARTICLE V--INCENTIVE AWARDS

5.1 PROVISIONAL AND NON-FORFEITABLE INCENTIVE AWARDS

The Committee may in its discretion grant Incentive Awards that are provisional or non-forfeitable in accordance with such criteria, at such intervals, in such form and upon such conditions as the Committee may establish, subject to the limitations set forth in this Plan. Incentive Awards, whether provisional or non-forfeitable, may be expressed in United States currency, shares of Stock, shares of Restricted Stock or any combination thereof, and upon satisfaction of the relevant conditions, if any, may be paid or distributed currently, deferred for payment at a later date, or paid in part currently and in part at a later date, all as the Committee in its discretion shall determine.

5.2 SHORT-TERM INCENTIVE AWARDS

     The Committee in its sole discretion may grant or approve Short-Term Incentive Awards to Employees from time to time. The amounts of such Awards shall be determined on the basis of such Performance Measures as the Committee shall establish from time to time. In the case of Named Executive Officers, the Performance Measure for Short-Term Incentive Awards shall be the Adjusted Net Income for the year prior to the year in which any such Award is granted, further adjusted to exclude the effects of any Special Items for such year.

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The amount of the Short-Term Incentive Award for any year to a Named Executive
Officer who is the Chief Executive Officer shall be 0.1% of such Performance Measure, and the amount of the Short-Term Incentive Award for any year to any other Named Executive Officer shall be 0.0375% of such Performance Measure, in each case subject to reduction pursuant to Section 5.4.

5.3 LONG-TERM INCENTIVE AWARDS

     (a) The Committee in its sole discretion may grant Allotments comprised of a specified number of Stock Equivalents to Employees from time to time. Each Allotment shall be granted during the first year of, and shall be in respect of, a Performance Cycle and shall remain provisional until the Committee grants or determines not to grant a Long-Term Incentive Award in respect of such Allotment pursuant to Section 5.3(c). The maximum number of Stock Equivalents that may comprise Allotments granted at any time during any calendar year during any part of which this Plan is in effect shall be the number of shares of Stock in the Authorized Share Pool for such calendar year reduced by:

       (i) the number of shares of Stock upon which Options have theretofore been granted pursuant to Section 6.2 during such calendar year;

       (ii) the number of Stock Equivalents comprising Allotments that have theretofore been granted pursuant to this Section 5.3(a) during such calendar year;

       (iii) the number of Stock Equivalents comprising Allotment Supplements that have theretofore been credited pursuant to Section 5.3(b) during such calendar year or are reasonably estimated to be so credited during the remainder of such calendar year; and

       (iv) the number of shares of Restricted Stock, if any, that have theretofore been awarded pursuant to Section 5.3(d) during such calendar year.

     (b) On each Dividend Payment Date after the Award Date of any Allotment, an Allotment Supplement shall be credited in respect of such Allotment and any Allotment Supplements theretofore credited pursuant to this Section 5.3(b) in respect of such Allotment. The number of Stock Equivalents that shall comprise an Allotment Supplement shall be determined by dividing (i) the Dividend Equivalents in respect of the number of Stock Equivalents that comprise such Allotment and any Allotment Supplements theretofore credited pursuant to this
Section 5.3(b) in respect of such Allotment by (ii) the Fair Market Value of a share of Stock on the Dividend Payment Date.

     (c) After the end of each Performance Cycle, all Stock Equivalents that comprise an Allotment in respect of such Performance Cycle and all Allotment Supplements theretofore credited in respect of such Allotment shall be converted to a Long-Term Incentive Award in an amount, if any, to be based on Performance Measures established by the Committee from time to time. In the case of each Named Executive Officer, the Performance Measure shall be Adjusted Net Income, and the amount of the Long-Term Incentive Award granted to each such Officer in respect of a Performance Cycle, irrespective of the number of Stock Equivalents credited to the account of such Officer in respect of such Performance Cycle, shall be 0.2% of the average of the Adjusted Net Income for each of the four years of such Performance Cycle, subject to reduction pursuant to Section 5.4.

     (d) In addition to the Long-Term Incentive Awards described in Sections 5.3(a), (b) and (c), the Committee in its sole discretion may grant Long-Term Incentive Awards in the form of Restricted Stock to such Employees as it shall identify as having extraordinary potential to make a long-term contribution to the success of the Corporation. The maximum number of shares of Restricted Stock that can be the subject of any such grant shall be 10,000, subject to adjustment in accordance with Article IX. No Award may be made pursuant to this Section 5.3(d) to any person who at the time of the Award holds Restricted Stock granted pursuant to this Section 5.3(d) as to which all restrictions applicable to such Restricted Stock have not lapsed. The foregoing determination as to whether restrictions have lapsed shall be made without regard to any potential or actual modification of such restrictions after the original grant date. The maximum number of shares of Restricted Stock that may be granted at any time during any calendar year during any part of which this Plan is in effect shall be the number of shares in the Authorized Share Pool for such calendar year reduced by:

       (i) the number of shares of Stock upon which Options have theretofore been granted pursuant to Section 6.2 during such calendar year;

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       (ii)  the number of Stock Equivalents comprising Allotments that have theretofore been granted pursuant to Section 5.3(a) during such calendar year;

       (iii) the number of Stock Equivalents comprising Allotment Supplements that have theretofore been credited pursuant to Section 5.3(b) during such calendar year or are reasonably expected to be so credited during the remainder of such calendar year; and

       (iv) the number of shares of Restricted Stock that have theretofore been awarded pursuant to this Section 5.3(d) during such calendar year.

5.4 REDUCTION OF AWARDS

     (a) The Committee in its sole discretion may, but shall not be required to, reduce the amount of, or not grant, any Short-Term Incentive Award or any Long-Term Incentive Award that could otherwise be granted, based on such Performance Measures or other considerations as it deems appropriate.

     (b) No Short-Term Incentive Award or Long-Term Incentive Award that could otherwise be granted shall be granted if no dividend has been paid to holders of Stock in the preceding 12 months. Allotments or Allotment Supplements with respect to which Long-Term Incentive Awards are prohibited by the preceding sentence shall be cancelled.

5.5 DEATH OF EMPLOYEE

     Any provisional Incentive Award shall be cancelled upon death of the Employee during the provisional period except as the Committee may otherwise provide. If a provisional Incentive Award is cancelled by reason of the death of the Employee, the Committee may authorize an alternative disposition in its discretion.

5.6 DEFERRAL OF INCENTIVE AWARDS

     The Committee may, in its sole discretion, permit or require deferral of payment of any Incentive Award, subject to such terms, conditions, rules and regulations as the Committee shall prescribe. Deferred Incentive Awards may be denominated in Stock Equivalents or such other units as the Committee shall prescribe. Where a deferred Incentive Award is denominated in Stock Equivalents, each such Stock Equivalent shall be valued at an amount equal to the Fair Market Value of a share of Stock on the date that payment would have been due but for the deferral (or the Fair Market Value of a share of Stock averaged over such dates as the Committee shall establish from time to time). An account bearing the name of the Employee as provided in Section 3.6 shall be credited with the number of Stock Equivalents determined on the basis of such value. Each such account shall also be credited on each Dividend Payment Date with an amount of Dividend Equivalents in respect of the Stock Equivalents in the account. Dividend Equivalents may, in the discretion of the Committee, be disbursed in cash to the Employee to whose account they have been credited or accumulated in such account in the form of additional Stock Equivalents based on the Fair Market Value of a share of Stock on the Dividend Payment Date. Stock Equivalents resulting from deferral of Incentive Awards shall not be charged against any Authorized Share Pool.

5.7 PAYMENT OF INCENTIVE AWARDS

     Payment of Incentive Awards shall be made, in the sole discretion of the Committee, in cash, Stock, Restricted Stock, or any combination of cash, Stock and Restricted Stock; provided that the Committee may prescribe by regulation circumstances in which amounts payable to any person who is or was a director or officer subject to Section 16 of the Securities Exchange Act of 1934 shall be paid solely in cash.

ARTICLE VI--STOCK OPTION AWARDS

6.1 NUMBER OF SHARES

     The maximum number of shares of Stock upon which Options may be granted at any time during any calendar year during any part of which this Plan is in effect shall be the number of shares in the Authorized Share Pool for such calendar year reduced by:

     (a) the number of shares of Stock upon which Options have theretofore been granted pursuant to Section 6.2 during such calendar year;

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        (b) the number of Stock Equivalents comprising Allotments that have theretofore been granted pursuant to Section 5.3(a) during such calendar year;

        (c) the number of Stock Equivalents comprising Allotment Supplements that have theretofore been credited pursuant to Section 5.3(b) during such calendar year or are reasonably estimated to be so credited during the remainder of such calendar year; and

        (d) the number of shares of Restricted Stock that have theretofore been awarded pursuant to Section 5.3.(d) during such calendar year.

     Of the shares of Stock upon which Options may be granted in any year pursuant to the foregoing sentence, no more than 2,000,000 shares (subject to adjustment pursuant to Article IX) per year, cumulative from the effective date of the Plan, shall be available for the grant of Incentive Stock Options.

6.2 OPTION GRANTS

     The Committee in its sole discretion may from time to time grant Options on such terms and subject to such conditions as it shall deem appropriate, subject to the applicable provisions of this Plan; provided that the maximum number of shares of Stock upon which Options may be granted to any Employee in any calendar year shall be 150,000, subject to adjustment as provided in Article IX. As to each Option, the Committee shall have full and final authority in its discretion: (a) to determine whether the same shall be a Qualified Option or a Non-Qualified Option or both, (b) to determine the number of shares of Stock subject to each Option, subject to the limit set forth in the immediately preceding sentence, (c) to determine the purchase price of the shares of Stock subject to each Option (the "Option Price"), which price shall be not less than the minimum price specified in Section 6.4, and (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period, which period shall not exceed the maximum period specified in Section 6.3.

6.3 TERM OF OPTIONS

     The full term of each Option granted hereunder shall be for such period as the Committee shall determine, but not for more than ten years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.8 and 6.9.

6.4 OPTION PRICE

     The Option Price shall be determined by the Committee at the time any Option is granted and shall be not less than 100 percent of the Fair Market Value of the shares covered thereby at the time the Option is granted (but in no event less than par value).

6.5 NON-TRANSFERABILITY OF OPTIONS

     No Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee; provided that the Committee may in its sole discretion provide in the instrument evidencing any Non-Qualified Option any terms and conditions upon which such Non-Qualified Option may be transferred if the Committee determines, based upon such advice of counsel (which may be counsel to the Corporation) as it deems appropriate, that a Registration Statement under the Securities Act of 1933 is in effect, or an exemption from the requirements for such a Registration Statement exists, for each of (a) the transfer of such Non-Qualified Option; (b) the issuance of Stock to the transferee of the Non-Qualified Option upon exercise of the Non-Qualified Option; and (c) any sale by the transferee of the Option of Stock issued to such transferee upon exercise of the Non-Qualified Option.

6.6 INCENTIVE STOCK OPTIONS

     Any Option issued hereunder which is intended to qualify as an "incentive stock option" as described in Section 422 of the Code (an "ISO") shall be subject to the limitations or requirements as may be necessary for the purposes of Section 422 of the Code to the extent and in such form as determined by the Committee in its discretion.

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6.7 EXERCISE OF OPTIONS

     Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. A person electing to exercise an Option shall give written notice to the Corporation or its agent of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase plus any required withholding taxes. Until a certificate or certificates for the shares so purchased has been issued to, or for the benefit of, such person, or until an entry in lieu of such a certificate is made on the stock books of the Corporation, he or she shall possess no rights of a record holder with respect to any of such shares. The purchase price may be paid in cash, by certified check or in shares of Stock (excluding fractional shares) or any combination thereof. Shares of Stock delivered in payment of the purchase price shall be valued at the Fair Market Value of such shares on the date of exercise of the Option. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

6.8 OPTION UNAFFECTED BY CHANGE IN DUTIES

     No Option shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. If an optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Committee may provide in the instrument evidencing any Option that the Committee may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option and (ii) unless the Committee shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the expiration of the original term of the Option where such cessation of employment is on account of retirement under a Corporation sponsored retirement plan on or after the Employee attains age sixty, on account of long-term disability, or on account of any other reason specified by the Committee, or its delegate, for the purpose of making this clause applicable, and otherwise, upon the expiration of three months from such date of termination, but in no event later than the expiration of the original term of the Option.

6.9 DEATH OF OPTIONEE

     Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such person (the "personal representative") as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Option theretofore granted may exercise such Option (i) at any time up to the expiration of the original term of the Option in the following cases: (a) where the optionee was an Employee on the date of death and (b) where the optionee was not an Employee on the date of death and his or her employment ceased on account of retirement under a Corporation sponsored plan on or after the Employee attained age sixty, on account of long term disability, or on account of any other reason specifically approved by the Committee or its delegate for the purpose of making this clause applicable; or (ii) at any time prior to one year from the date of death where the optionee was not an Employee on the date of death and his or her employment ceased on account of a cause other than those specified in clause (i)(b) above, provided that such Option shall expire in all events no later than the last day of the original term of such Option, and provided further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be such an Employee, whether by death or otherwise, provided further, however, that the Committee may provide in the instrument evidencing any Option that all shares covered by such Option shall become subject to purchase immediately upon the death of the optionee.

ARTICLE VII--BENEFITS PLANS

     Incentive Awards, Awards of Restricted Stock and Awards of Options under the Plan are discretionary and are additional to and not a part of regular salary. Incentive Awards, Awards of Restricted Stock and Awards of Options may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except (1) an Incentive Award made to an

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

Employee may be used in determining the amount of compensation for the purpose of any retirement or life insurance plan of the Corporation and its Affiliated Corporations to the extent provided from time to time in such plan, and (2) as the Committee may otherwise from time to time expressly provide.

ARTICLE VIII--AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted under any part of the Plan affected by a suspension, nor shall Awards be granted after Plan termination.

     The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by shareholders of the
Corporation:

        (a) The qualifications for eligibility to become or remain a member of the Committee;

        (b) The Performance Measures and the amounts of the Short-Term Incentive Awards and the Long-Term Incentive Awards for Named Executive Officers;

        (c) Except as provided in Article IX relating to capital changes, the number of shares in the Authorized Share Pool for any calendar year, the maximum number of shares of Stock upon which Options may be granted to any person in any calendar year and the maximum number of shares of Restricted Stock that may be awarded to any person pursuant to Section 5.3(d);

        (d) The maximum term of Options granted;

        (e) The minimum Option Price;

        (f) The term of the Plan;

        (g) The requirements as to eligibility for participation in the Plan;

        (h) The prohibition against granting Awards to a member of the Committee; and

        (i) The provision requiring that Employees to whom the Committee has delegated final authority to determine Awards under the Plan are eligible only for Awards granted directly by the Committee.

     Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the Award.

ARTICLE IX--CHANGES IN CAPITAL STRUCTURE

     Stock, Stock Equivalents, Restricted Stock and the instruments evidencing Options granted hereunder shall be subject to adjustments in the event of changes in the outstanding stock of the Corporation by reason of Stock dividends, Stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. In the event of any such change, the aggregate number and classes of shares comprising the Authorized Share Pool for the calendar year in which such change occurs, the number of shares upon which Options may thereafter be granted to any person pursuant to Section 6.2, and the number of shares of Restricted Stock that may thereafter be awarded to any person pursuant to
Section 5.3(d) shall be appropriately adjusted as determined by the Board so as to reflect such change.

ARTICLE X--EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan became effective January 1, 1995, subject to the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast (in person or by proxy) for or against approval of the Plan at the Annual Meeting of the shareholders of the Corporation in 1995. The Plan shall continue until such time as it may be terminated by action of the Board; provided, however, that the Plan, if not so terminated, shall be submitted to the shareholders of the Corporation for their approval not later than December 31, 2000. No Options may be granted under this Plan subsequent to April 30, 2000.

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ARTICLE XI--TRANSITION--1991 INCENTIVE COMPENSATION AND STOCK OPTION PLAN

     (a) This Plan supersedes the Prior Plan, and no new Incentive Awards or Options, as defined in the Prior Plan, may be granted under the Prior Plan after the effective date of this Plan, except that (i) short-term incentive awards in respect of 1994 shall be payable pursuant to the Prior Plan in 1995 and (ii) options granted in 1995 to persons, other than Named Executive Officers, that are subject to the laws of any foreign jurisdiction that require, or condition favorable tax treatment on, approval of the plan pursuant to which options are granted prior to the grant thereof shall be granted pursuant to the Prior Plan but shall count against the Authorized Share Pool for 1995; provided that nothing herein shall modify the terms of the Prior Plan if this Plan is not approved by vote of the shareholders of the Corporation as contemplated by
Article X. Incentive Awards including conditional Incentive Awards made and Options granted under the Prior Plan before the effective date of this Plan shall remain outstanding and shall be administered under the terms of the Prior Plan.

     (b) Any Awards granted under this Plan prior to approval of this Plan by the shareholders of the Corporation shall be conditional upon, and forfeited upon the failure of, such approval at the Annual Meeting of Stockholders of Mobil Corporation in 1995; provided that failing such approval any such Award to a person other than a Named Executive Officer that could have been granted under the terms of the Prior Plan may, in the discretion of the Committee, be deemed to have been so granted.

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